EXHIBIT 99.1

WASTE INDUSTRIES USA, INC. Reports Third Quarter 2003 Results

Raleigh, NC, Tuesday, October 28, 2003 — Waste Industries USA, Inc. (NASDAQ: WWIN), a regional, non-hazardous solid waste services company, today reported financial results for the third quarter ended September 30, 2003.

For the quarter ended September 30, 2003, the Company reported revenue of $70.8 million compared to $65.0 million for the quarter ended September 30, 2002. Operating income was $7.1 million compared to $7.8 million for the comparable period last year. Net income was $3.1 million, or $0.23 per share, compared to $3.2 million, or $0.24 per share for both quarters ended September 30, 2003 and 2002, respectively.

For the nine months ended September 30, 2003, the Company reported revenue of $199.5 million compared to $188.6 million for the nine months ended September 30, 2002. Operating income was $19.5 million compared to $21.2 million for the comparable period last year. Income before a cumulative effect of a change in accounting principle for SFAS 143 was $8.0 million, or $0.59 per share and $8.2 million, or $0.61 per share for the nine months ended September 30, 2003 and 2002, respectively. Net income was $6.9 million, or $0.51 per share for the nine months ended September 30, 2003 (including the $0.08 per share dilutive impact for the cumulative effect of the adoption of SFAS 143) compared to $8.2 million, or $0.61 per share for the nine months ended September 30, 2002. The cumulative effect of the change in accounting principle was related to the Company’s adoption, effective January 1, 2003, of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations (“SFAS 143”), and is presented as a non-cash charge in the statement of cash flows.

Commenting on the Company’s performance, Jim W. Perry, President and CEO of Waste Industries USA said, “We are pleased with our balanced revenue growth and are confident that current initiatives will improve our operating margin. We successfully dealt with several major events in this quarter which included completing our largest acquisition to date, the completion of amending our revolving credit facility, the issuance of a revenue bond for landfill construction and dealing with the impact of Hurricane Isabel on eight of our operations in eastern North Carolina and Virginia.”

The Company will host a conference call to discuss its second quarter results on Wednesday, October 29, 2003 at 2:00 PM (EST). The call number is (800) 946-0786 and the confirmation number is 610835. The conference call will also be broadcast live over the Internet at http://www.waste-ind.com under the “Investor Relations” tab.

Waste Industries USA, Inc. is a vertically integrated solid waste services company that provides collection, transfer, disposal and recycling services to commercial, industrial and residential customer locations in the states of North Carolina, South Carolina, Virginia, Tennessee, Mississippi, Georgia and Florida.

The tables attached to this press release contain references to EBITDA and free cash flow, which are considered non-GAAP financial measures. Tables reconciling EBITDA and free cash flow to the appropriate GAAP measures for each period presented are included in the attached supplemental data. The Company defines EBITDA as income before income taxes plus interest expense (net of interest income), depreciation and amortization and cumulative effect of change in accounting principle. The Company defines free cash flow as cash flows from operating activities less capital expenditures and plus proceeds from the sale of fixed assets. EBITDA and free cash flow do not represent, and should not be considered as, an alternative to net income or cash flows from operating, investing and financing activities, each as determined in accordance with GAAP. Our definitions of EBITDA and free cash flow might not be comparable to similarly titled measures reported by other companies. The Company has included information concerning EBITDA and free cash flow because it believes that EBITDA and free cash flow provide additional information for determining its ability to meet debt service requirements and that they are two indicators upon which the Company, its lenders and certain investors assess its financial performance and its capacity to service debt. The Company therefore interprets the trends that EBITDA and free cash flow depict as measures of its liquidity.

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the statement will include words such as the Company “believes,” “anticipates,” “expects” or words of similar import. Similarly, statements that describe the Company’s future plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to risks and uncertainties, such as economic trends, risks in the development and operation of landfills, managing growth and weather conditions that could cause actual results to differ materially from those currently anticipated. Consider these factors carefully in evaluating the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements.

WASTE INDUSTRIES USA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2002	2003	2002	2003
Revenues:
Service	$64,656	$70,574	$187,618	$198,559
Equipment	371	227	1,026	960

Total revenues	65,027	70,801	188,644	199,519

Operating cost and expenses:
Operations	41,549	46,650	120,654	129,071
Equipment sales	162	254	475	895
Selling, general and administrative	8,512	9,476	25,608	27,544
Depreciation and amortization	7,031	7,891	20,725	23,099
Gain on sale of collection and hauling operations	—	(620)	—	(620)
Impairment of fixed assets	—	23	—	23

Total operating costs and expenses	57,254	63,674	167,462	180,012

Operating income	7,773	7,127	21,182	19,507

Interest expense (net)	2,783	2,307	8,344	6,993
Other income	(12)	(21)	(65)	(57)

Total other expense (income) net	2,771	2,286	8,279	6,936

Income before income taxes and cumulative effect of a change in accounting principle	5,002	4,841	12,903	12,571
Income tax expense	1,826	1,767	4,710	4,589

Income before cumulative effect of a change in accounting principle	3,176	3,074	8,193	7,982
Cumulative effect of a change in accounting principle net of tax benefit of $614	—	—	—	(1,067)

Net Income	$3,176	$3,074	$8,193	$6,915

Earnings per share
Basic and Diluted:
Before cumulative effect of a change in accounting principle	$0.24	$0.23	$0.61	$0.59
Cumulative effect of a change in accounting principle, net of tax	—	—	—	(0.08)

Net Income	$0.24	$0.23	$0.61	$0.51

Weighted-Average Number Of Shares Outstanding:
Basic	13,336	13,442	13,335	13,429
Diluted	13,347	13,540	13,348	13,485
EBITDA	$14,816	$15,039	$41,972	$42,663

WASTE INDUSTRIES USA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Share Data)

(Unaudited)

	December 31, 2002	September 30, 2003
ASSETS
Current assets:
Cash and cash equivalents	$1,734	$209
Accounts receivable—trade, less allowance for uncollectible accounts (2002—$2,237; 2003—$2,337)	28,200	32,151
Accounts receivable—other	1,395	1,175
Income taxes receivable	919	—
Inventories	1,552	1,396
Prepaid expenses and other current assets	3,860	4,481
Deferred income taxes	759	753

Total current assets	38,419	40,165

Property and equipment, net	188,897	190,117
Intangible assets, net	68,338	91,056
Restricted cash—bonds	—	3,426
Deferred financing costs	1,662	3,008
Other noncurrent assets	1,192	2,163

Total assets	$298,508	$329,935

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$11,710	$11,098
Current maturities of capital lease obligations	599	250
Accounts payable—trade	10,501	13,294
Income taxes payable	—	3,002
Accrued expenses and other liabilities	10,369	11,271
Acquisition liabilities	305	2,089
Closure/postclosure liabilities	410	608
Deferred revenue	1,997	1,544

Total current liabilities	35,891	43,156

Long-term debt, net of current maturities	140,875	157,657
Deferred income taxes	18,941	18,180
Closure/postclosure liabilities	3,612	4,363
Derivative liabilities	2,219	1,919
Shareholders’ equity:
Common stock, no par value, shares authorized— 80,000,000 shares issued and outstanding: 2002—13,338,005; 2003—13,445,784	38,116	38,700
Paid-in capital	7,245	7,245
Retained earnings	54,623	61,538
Accumulated other comprehensive loss	(1,366)	(1,175)
Shareholders’ loans and other receivables	(1,648)	(1,648)

Total shareholders’ equity	96,970	104,660

Total liabilities and shareholders’ equity	$298,508	$329,935

WASTE INDUSTRIES USA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Thousands)

(Unaudited)

	Nine Months Ended September 30,
	2002	2003
Operating Activities:
Net income	$8,193	$6,915
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	20,725	23,099
Cumulative asset impairment	—	23
(Gain)/loss on sale of property and equipment	(240)	321
Cumulative effect of accounting change	—	1,067
Gain of sale of collection and hauling operations	—	(620)
Benefit for deferred income taxes	(192)	(864)
Changes in assets and liabilities, net of effects from acquistion and disposition of related businesses	(233)	(1,926)

Net cash provided by operating activities	28,253	28,015

Investing Activities:
Acquisitions of related business, net of cash acquired	(3,349)	(38,410)
Acquisition liabilities	(150)	1,784
Proceeds from sale of property and equipment	994	2,088
Purchases of property and equipment	(13,541)	(23,143)
Proceeds from collection and hauling operations	—	15,693

Net cash used in investing activities	(16,046)	(41,988)

Financing Activities:
Proceeds from issuance of long term debt	3,799	34,750
Principal payments of long-term debt	(12,154)	(22,005)
Principal payments of capital lease obligations	(552)	(349)
Increase in shareholder loans and receivables, net	(266)	—
Net proceeds from common stock issuance	18	18
Net proceeds from exercised options	—	34

Net cash (used in) provided by financing activities	(9,155)	12,448

Increase (decrease) in cash and cash equivalents	3,052	(1,525)
Cash and cash equivalents, beginning of period	1,887	1,734

Cash and cash equivalents, end of period	$4,939	$209

Non-Cash Investing Activity—Restricted Cash—Bonds	—	3,426
Supplemental disclosures of cash flow information:
Cash paid for interest	$5,216	$7,021

Cash paid for taxes	$3,017	$962

EARNINGS RELEASE—SUPPLEMENTAL DATA

REVENUE MARGINS	3Q 02	3Q 03
Cost of Operations	63.9%	65.9%
S G & A	13.1%	13.4%
Depreciation and Amortization	10.8%	11.1%
Interest Expense, (Net)	4.3%	3.3%
Income Before Income Tax	7.7%	6.8%
Income Tax Expense	2.8%	2.5%
Historical Net Income	4.9%	4.3%
EBITDA	22.8%	21.2%

EBITDA CALCULATION	3Q 02 YTD	3Q 03 YTD
Net Income	$8,193	$6,915
Add back:
Income tax expense	4,710	4,589
Interest expense (net)	8,344	6,993
Depreciation and amortization	20,725	23,099
Cumulative effect of a change in accounting principle	—	1,067

	$41,972	$42,663

RECONCILIATION OF EBITDA
EBITDA	$41,972	$42,663
Income tax expense	(4,710)	(4,589)
Interest expense (net)	(8,344)	(6,993)
Adjustments to reconcile net income to net coash provided by operating activities (other than depreciation and amortization)
(Gain) loss on sale of PP&E	(240)	321
Cumulative asset impairment	—	23
Gain on sale of operations	—	(620)
Benefit for deferred income taxes	(192)	(864)
Changes in operating assets and liabilities	(233)	(1,926)

Net cash provided by operating activities	$28,253	$28,015

FREE CASH FLOW AND RECONCILIATION OF FREE CASH FLOW TO NET CASH PROVIDED BY OPERATING AND INVESTING ACTIVITIES
Net cash provided by operating activities	$28,253	$28,015
Capital Expenditures	(13,541)	(23,143)
Proceeds from sale of PP&E	994	2,088

Free cash flow	15,706	6,960
Acquisitions of business	(3,349)	(38,410)
Acquisition liabilities	(150)	1,784
Proceeds from disposal of operations	—	15,693

Net cash provided by operating activities and investing activities	$12,207	$(13,973)

CAPITAL EXPENDITURES DETAIL	3Q 02 YTD	3Q 03 YTD
Collection & Transportation	$10,565	$12,730
Landfill Development	2,976	10,413

Total Capital Expenditures	$13,541	$23,143

	AS OF
	12/31/02	9/30/03
TOTAL DEBT & CAPITAL LEASES	$153,184	$169,005

TOTAL EQUITY	$96,970	$104,660

DEBT TO TOTAL CAPITAL	61.2%	61.8%

TOTAL LIABILITIES TO EQUITY	2.1	2.2
WORKING CAPITAL	$2,528	$(2,991)

DAYS SALES OUTSTANDING	37	39

CASH	$1,734	$209

SERVICE REVENUE GROWTH		3Q 03
Price		0.8%
Volume		2.4%
Fuel Surcharge		0..8%

Total Internal Growth		4.0%
Commodities		-1.0%
Acquisitions		6.2%

Total Service Revenue Growth		9.2%

SERVICE REVENUE MIX		3Q 03
Collection		78.3%
Disposal and Transfer		16.1%
Recycling and Other		5.6%

		100.0%